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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 17, 2007

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                            SPRINT NEXTEL CORPORATION
             (Exact name of Registrant as specified in its charter)

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         Kansas                       1-04721                 48-0457967
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)

    2001 Edmund Halley Drive, Reston, Virginia             20191
     (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (703) 433-4000

          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, Sprint Nextel Corporation ("Sprint Nextel") announced that Daniel R. Hesse, 54, has been elected as a director and appointed President and Chief Executive Officer of Sprint Nextel effective December 17, 2007 (the "Effective Date"). The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

From May 2006 to the Effective Date, Mr. Hesse served as Chairman, President and Chief Executive Officer of Embarq Corporation. From June 2005 to May 2006, he served as Chief Executive Officer of Sprint Nextel's local telecommunications division. From March 2000 to June 2004, he served as Chairman, President and Chief Executive Officer of Terabeam Corp., a Seattle-based communications company. From 1997 until 2000, he served as President and Chief Executive Officer of AT&T Wireless Services, a division of AT&T.

In connection with Embarq's agreement to release any claims that it may have against Sprint Nextel or Mr. Hesse with respect to Mr. Hesse's covenant not to compete with Embarq, Sprint Nextel and Embarq have agreed to resolve an arbitration proceeding related to the spin-off of Embarq, extend by three years the period of time that Embarq has limited rights with respect to certain Sprint Nextel patents, extend for one year certain pricing terms for voice wireless services provided by Sprint Nextel for resale by Embarq, lease terms related to ongoing negotiations for office space located in Overland Park to Embarq, and to refrain from soliciting or hiring for employment certain employees of Embarq, none of which will have a material impact on Sprint Nextel's financial position or results of operations.

On December 17, 2007, Sprint Nextel entered into an employment agreement with Mr. Hesse (the "Agreement") with an initial term of 36 months. Under the terms of the Agreement, Mr. Hesse will join Sprint Nextel on the Effective Date. The Agreement provides for the following annual compensation:

o        an annual base salary of $1,200,000;

o participation in Sprint Nextel's short-term incentive compensation plan, with a targeted opportunity for 2008 equal to 170% of his annual base salary, and a maximum award equal to 200% of his targeted opportunity; and

o participation in Sprint Nextel's long-term incentive compensation plan, with a targeted opportunity for 2008 valued at $10,000,000, in the form of equity and/or cash-based awards as determined for other senior executives.

The Agreement states that Sprint Nextel will provide Mr. Hesse with following sign-on compensation:

o        a $2,650,000 cash sign-on bonus;

o an option to purchase 3,275,000 shares of Sprint Nextel common stock ("Sign-On Option Award"), the exercise price will be the market value per share on the date of grant with respect to one million underlying shares of the Sign-On Option Award, 120% of the market value per share on the date of grant with respect to one million underlying shares of the Sign-On Option Award, and 140% of the market value per share on the date of grant with respect to the remaining underlying shares of the Sign-On Option Award, all of which shall vest in equal annual installments on each of the first three anniversaries of the date of grant; and

o an award of RSUs with an aggregate value of $10,000,000 ("Sign-On RSU Award"), which award shall vest in equal annual installments on each of the first three anniversaries of the date of grant, with Mr. Hesse being entitled to receive the shares underlying any vested portion of the RSU seven months following his termination of employment with Sprint Nextel.

Under the Agreement, in the event that Mr. Hesse's employment is terminated by Sprint Nextel without cause (as defined in the Agreement), or Mr. Hesse terminates his employment for good reason (as defined in the Agreement), other than in connection with a change in control of Sprint Nextel:

o        he will continue to receive his base salary for 24 months;

o he will receive a pro rata payment under the then-applicable short-term incentive plan with respect to the portion of the fiscal year through the date of termination of his employment;

o he will receive, with respect to the 24-month period following the date of termination of his employment, payments under the then-existing terms of the short-term incentive plan equal to the lesser of his targeted opportunity as of the date of termination of his employment and the payout determined by the Sprint Nextel Human Capital and Compensation Committee based on actual performance of Sprint Nextel compared to the targeted objectives under the plan;

o he will be entitled to continue to participate in certain benefit plans; and

o the vesting of any unvested portion of the Sign-On Option Award will accelerate and the restrictions with respect to any unvested portion of the Sign-On RSU Award will lapse.

Upon Mr. Hesse's death, the vesting of any unvested portion of the Sign-On Option Award will accelerate and the restrictions with respect to any unvested portion of the Sign-On RSU Award will lapse.

In the event of Mr. Hesse's disability, he will continue to receive his base salary for the longer of 12 months or the applicable period under the Sprint Nextel long-term disability plan (reduced by any amounts paid under the plan), he will be entitled to continue to participate in certain benefit plans, and the vesting of any unvested portion of the Sign-On Option Award will accelerate and the

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restrictions with respect to any unvested portion of the Sign-On RSU Award will lapse.

If, in connection with a change in control of Sprint Nextel, Mr. Hesse's employment is terminated without cause or Mr. Hesse terminates his employment for good reason during the 18-month period following a change in control (subject to certain exceptions), he is entitled to severance compensation and benefits pursuant to the terms of our Change in Control Severance Plan. In addition, pursuant to the terms of the Sign-On Option Award and Sign-On RSU Award, if (a) Mr. Hesse's employment is terminated without cause or Mr. Hesse terminates his employment for good reason in connection with a change in control of Sprint Nextel, or (b) to the extent that these awards are not assumed, converted or replaced with equivalent value awards by the entity resulting from a change in control of Sprint Nextel, the vesting of any unvested portion of the Sign-On Option Award will accelerate and the restrictions with respect to any unvested portion of the Sign-On RSU Award will lapse.

For the 24-month period following the termination of Mr. Hesse's employment, he has agreed not to compete with Sprint Nextel or solicit employees or customers of Sprint Nextel. If Mr. Hesse breaches any of these obligations, he would forfeit his right to any severance payments and benefit to which he otherwise would be entitled.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.


Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.         Description

10.1 Employment Agreement, dated December 17, 2007, between Daniel R. Hesse and Sprint Nextel Corporation.

99.1 Press Release Announcing Mr. Hesse's Appointment as President and Chief Executive Officer

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SPRINT NEXTEL CORPORATION



Date: December 19, 2007                      /s/ Richard A. Montfort
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                                       By:   Richard A. Montfort
                                             Assistant Secretary

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                                  EXHIBIT INDEX


Number         Exhibit

  10.1 Employment Agreement, dated December 17, 2007, between Daniel R. Hesse and Sprint Nextel Corporation.

  99.1 Press Release Announcing Mr. Hesse's Appointment as President and Chief Executive Officer